                                                                   EXHIBIT 10.44


                              SETTLEMENT AGREEMENT

          This is a Settlement Agreement (the "Agreement") dated as of July 6, 2000 by and among Select Medical Corporation, a Delaware corporation ("Select"), NC Resources, Inc., a Delaware corporation ("NCR"), NAHC, Inc. (f/k/a/ NovaCare, Inc.), a Delaware corporation ("NAHC"), and NovaCare Holdings, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of NAHC ("NH").

                                   Background
                                   ----------

          Select, NCR and NAHC entered into the Stock Purchase Agreement dated as of October 1, 1999, as amended (the "SPA"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SPA. The parties are in dispute over various claims in connection with the SPA. LDN Stuyvie Partnership, a partnership organized under the laws of Oklahoma ("LDN") has made certain allegations against Select in connection with the SPA including allegations relating to NAHC's and NCR's authority to enter into the SPA. The parties hereto have negotiated a settlement with respect to such claims and now desire to memorialize such settlement.

                                     Terms
                                     -----

     A.   Agreement Between Select and NCR.
          --------------------------------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, Select and NCR agree as follows:

          1.   Earn-Out Escrow. Select and NCR hereby agree that all of the
               ---------------
money, including all of the principal and interest earned in the Earn-Out Escrow Account, held in the Earn-Out Escrow Account shall immediately be released to Select.

          2.   Escrow. Select and NCR hereby agree that all of the money held in
               ------
the Escrow Account shall immediately be released as follows: (a) Select shall be paid $24,577,577.30, (b) NCR shall be paid $4,340,753.49, and (c) the balance of the monies in the Escrow Account, representing interest earned on the monies in the Escrow Account, shall be paid to and divided between Select and NCR, as follows: (i) 82.64% to Select and (ii) 17.36% to NCR.

          3.   Instructions to Escrow Agent. Concurrently with the execution of
               ----------------------------
this Agreement, Select and NCR shall deliver to the Escrow Agent irrevocable joint instructions in the form set forth on Exhibit A hereto to give effect to
                                            ---------
Article A, Sections 1 and 2 of this Agreement.

     B.   Agreement Among Select, NAHC and NCR.
          ------------------------------------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Certain Obligations of NAHC and NCR.
               ------------------------------------

               a.   Severance. NAHC and NCR shall pay to Select an aggregate of
                    ---------
$1,350,000 in satisfaction of their obligations under Sections 8.10(d) and 8.10(e) of the SPA. Such amount shall be paid by wire transfer of immediately available funds to Select's account as set forth on Exhibit B hereto, as
                                                    ---------
follows:

          Date                Amount
          --------            -----------------
          October 2, 2000     $ 450,000
          December 1, 2000    $ 450,000
          January 2, 2001     $ 450,000

               b.   Columbia\Georgia Physical Therapy Joint Venture. NAHC and
                    -----------------------------------------------
NCR shall pay to Select an aggregate of $350,000 in satisfaction of their obligations under Section 8.26 of the SPA. Such amount shall be paid by wire transfer of immediately available funds to Select's account as set forth on Exhibit B on or before October 16, 2000.
---------

               c.   Ohio "Wedge" Audit. NAHC and NCR shall pay to Select an
                    ------------------
aggregate of $250,000 in satisfaction of their obligations for damages sustained by Select and/or its subsidiaries in connection with the Ohio "Wedge" Audit referred to in Schedule 2.15 of the SPA. Such amount shall be paid by wire
               -------------
transfer of immediately available funds to Select's account as set forth on Exhibit B on or before October 16, 2000.
---------

               d.   Transition Services. The parties acknowledge that NAHC has
                    -------------------
paid to Select an aggregate of $89,790.30 in satisfaction of all of the obligations, as such reconciliation of obligations is set forth in the letter dated June 26, 2000 from NAHC to Select and the letter dated June 30, 2000 from Select to NAHC, both attached hereto as Exhibit C (the "Letters"), under the
                                        ---------
Transition Services Agreement dated as of November 19, 1999 by and between NAHC and Select. Each party agrees to pay each vendor the amount such party has been credited for paying such vendor in calculating the reconciliation described in the Letters.

NAHC and NCR shall reimburse Select for all costs and expenses, including reasonable attorney's fees, of enforcing Select's rights under this Section 1.

          2.   Security Interest.
               -----------------

               a.   Grant of Security Interest.
                    --------------------------

                    (1) As security for the full, prompt and complete payment and performance of NAHC's and NCR's obligations under Article B, Section 1(a), including all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) that may be incurred or advances that may be made by Select in any way in connection with NAHC's, NH's and NCR's obligations, or with respect to the enforcement thereof, or any collateral security therefor, NAHC, NCR and NH hereby grant to Select a security interest under the Pennsylvania Uniform Commercial Code, as amended, under the Delaware Uniform Commercial Code, as amended, and under any other applicable law, in and to any and all of NAHC's, NCR's and NH's accounts receivable, Medicare indemnification receivables or general intangibles, all proceeds and products thereof and all parts thereof and all accessions thereto (collectively, the "Collateral"), and hereby pledges and assigns to Select all of their right, title and interest in and to the Collateral. If, at any time, the Collateral shall be evidenced by a promissory note or other instrument or chattel paper, NAHC, NCR and NH shall deliver and pledge to Select such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Select.

               (2) Attached hereto as Exhibit D is a chart from NAHC's Form 10-
                                      ---------
Q, dated as of March 31, 2000, indicating that NAHC's long term care services accounts receivable, net of reserves, were recorded on NAHC's books at $17,326,000 and that Medicare indemnification receivables, net of reserves, were recorded on NAHC's books at $11,051,000. Certain notes receivable, totaling approximately $3,000,000, are included within the foregoing accounts receivable and Medicare indemnification receivables; such notes receivable, totaling approximately $3,000,000, have been pledged to a third party and, therefore, are not included herein as Collateral. NAHC does not make any representations or warranties as to the collectability of its accounts receivable.

          b.   Representations, Warranties and Covenants.
               -----------------------------------------

               (1) NAHC, NCR and NH are the sole beneficial owners of the Collateral, no lien, security interest, encumbrance or other right, title or interest of any other person exists or will exist upon such Collateral at any time, except for the security interest in favor of Select, which security interest shall, upon the filing of financing statements by NAHC, NCR and NH as required hereunder or possession of Collateral which is required for perfection, constitute a first priority perfected security interest in and to the Collateral. NAHC, NCR and NH shall not sell, transfer, mortgage or otherwise encumber any of the Collateral. The locations of the principal places of business of NAHC, NCR and NH, and the offices where their books and records are kept concerning the Collateral are set forth on Exhibit E hereto, and NAHC, NCR
                                                ---------
and NH will not change such principal places of business or the location of its books and records without providing at least 30 days' prior written notice to Select. Except for the filing of the financing statements as required hereunder, no authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either for (a) the grant by NAHC, NCR and NH of the security interest granted hereby or for the execution, delivery or performance of this Agreement by them, or (b) the perfection of or the exercise by Select of its rights and remedies hereunder.

               (2) As of the time any Collateral becomes subject to the security interest provided for hereby, each of NAHC, NCR and NH hereby warrants, or shall be deemed to warrant, that such Collateral and all papers and documents relating thereto are genuine and in all respects what they purport to be; that such Collateral is valid and subsisting and arises out of a bona fide sale of goods sold and delivered by NAHC, NCR and NH to, or in the process of being delivered to, or out of and for services theretofore actually rendered by NAHC, NCR and NH to the account debtor named therein; that the amount represented as owing is the correct amount actually owing from the account debtor, is not subject to any setoffs or deductions (other than normal trade discounts) or any counter-claim or other defense on the part of such account debtor; that no such Collateral is evidenced by any note unless such instrument or chattel paper has theretofore been endorsed and delivered to the Select; and that no surety bond was required or given in connection with said Collateral or the contracts or purchase orders out of which the same arose.

          c.   Recording and Maintenance of Lien.
               ---------------------------------

               (1) NAHC, NCR and NH will, forthwith, upon the execution and delivery of this Agreement and thereafter from time to time, cause all required financing statements to be filed, registered and recorded in such manner and in such places as shall be necessary or desirable or as Select may request, to publish notice of and fully protect the lien thereof as it relates to the Collateral, and to continue such protection, refile, reregister and rerecord whenever necessary, and from time to time upon the request of Select will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all further instruments for such publication and protection. Without limiting the foregoing, NAHC, NCR and NH hereby authorizes Select to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of NAHC, NCR and NH where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               (2) NAHC, NCR and NH shall (i) pay all filing, registration and recording taxes and fees and any federal, or state taxes, duties, imposts, assessments and charges arising out of or in connection with any financing, continuation or termination statements and the security interests created hereby, (ii) sign and execute alone, or with Select, any financing statement or renewal, substitution or correction thereof, (iii) at its sole expense, procure any consents or documents and pay all incidental costs, and (iv) take any acts deemed necessary or desirable by Select, in each case, to protect the security interests of Select under this Agreement against the rights or interests of third parties or to carry into effect the purposes of this Agreement. NH hereby further agree to do any and all further things and to execute any and all further documents (including, without limitation, UCC-1 Financing Statements) as Select shall require and as shall be necessary to further perfect the security interest granted to Select hereunder or to assist Select in enforcing its rights hereunder or to effectuate the delivery (and, if requested, assignment) to Select of all items now or hereafter constituting Collateral.

          d.   Rights upon Default.
               -------------------

               (1) Any of the following events shall be considered an "Event of Default," if NAHC, NH and NCR do not cure such default or failure described in subsections (a), (b) and (c) hereto, within ten (10) calendar days following written notice of any such default or failure: (a) any default by NAHC and NCR in making any payment under Article B, Section 1(a) if NAHC and NCR; (b) any representation or warranty made by NAHC, NH or NCR in this Article B, Section 2 shall prove to have been incorrect in any material respect when made; or (c) NAHC, NH or NCR shall fail to perform or observe any other term or agreement contained in this Article B, Section 2. Upon the occurrence of an Event of Default, Select may exercise, in addition to all other rights and powers described herein or permitted under applicable law, all remedies available to a secured creditor under the Pennsylvania Uniform Commercial Code, as amended, and under any other applicable law.

               (2) At any time after the occurrence of an Event of Default, Select shall have the right to notify any and all account debtors of the assignment of such Collateral to Select and to direct such account debtors or obligors to make payment of all amounts due or to become due to NAHC, NCR or NH thereunder directly to Select and, upon such notification and at the expense of NAHC, NH and NCR, to enforce collection of any such

Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as NAHC, NCR or NH might have done, and NAHC, NCR and NH shall not adjust, settle or compromise the amount or payment of any Collateral, or release wholly or partly any account debtors or obligor thereof, or allow any credit or discount thereon. Notwithstanding the anything to the contrary herein, prior to the occurrence of an Event of Default, NAHC, NCR and NH may use the proceeds of NAHC's, NCR's and NH's accounts receivable in the ordinary course of their business.

                    (3) Following such notification, the Collateral at any time received by NAHC, NCR or NH shall (unless Select shall otherwise elect in writing) be forthwith accounted for and transmitted to Select, or a bank designated by Select, to an account in its name in the same form as received (not less often than once per week) by NAHC, NCR or NH, shall be received in trust for Select and shall not be commingled with any other funds of NAHC, NH and NCR. In the event that Select shall at any time elect in writing not to have the proceeds transmitted to Select, Select nevertheless shall have and retain the right at any time thereafter to demand that such proceeds be delivered and transmitted to Select as set forth above. The proceeds of the Collateral so transmitted to Select or such designee bank may be handled and administered by Select in and through a remittance or similar account at Select or such bank, and NAHC, NH and NCR acknowledge that the maintenance of such an account by Select is solely for Select's own convenience and that NAHC and NCR does not have any right, title or interest in such remittance or similar account or any amounts at any time credited thereto. NAHC, NCR and NH shall accompany each transmission of proceeds to Select with a report in such form as Select shall require identifying the particular Collateral to which such proceeds apply. Upon the occurrence of an Event of Default, at the request of Select and NAHC, NCR and NH will enter into such lock box arrangements for payments of Collateral as Select shall request.

                    (4) NAHC, NCR and NH hereby irrevocably appoints Select its attorney-in-fact and proxy, with full authority in its place and stead, in its own name or in the name of NAHC, NCR and NH, from time to time in Select's discretion after the occurrence of an Event of Default, to take any action and to execute any instrument which Select may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, to demand, collect, receive, sue for, compound and give acquittance for any and all amounts due or to become due on the Collateral and to endorse the name of NAHC, NCR and NH on all commercial paper given in payment or partial payment thereof and, in addition, may upon the occurrence of an Event of Default, in its discretion, file any claim or take any other action or proceeding which Select may deem necessary or appropriate to protect and preserve and realize upon the security interest of Select in the Collateral and the proceeds thereof.

          3.   Releases; Termination of Representations.
               ----------------------------------------

               a. As a material inducement to Select to enter into this Agreement, NCR and NAHC, on behalf of itself and all of its parent and subsidiary corporations and all of their respective officers, directors, employees, agents, shareholders, and assigns, and all persons claiming under or through it or any of them (collectively, "Releasors") hereby release any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs incurred) of whatsoever kind or nature, whether know or unknown, suspected or unsuspected, that any of them can, shall, or may have against Select, and all of its parent and subsidiary corporations and all of their respective officers, directors, employees, shareholders, agents, and assigns (collectively, "Releasees"), (i) arising from or relating to any claims that the transactions effected pursuant to the SPA were not properly approved by or disclosed to the stockholders of NCR or NAHC, including LDN, (ii) that Releasees, themselves or in conjunction with others, defrauded, or conspired to defraud, Releasors or the shareholders of NCR or NAHC, and (iii) for rescission or rescissory damages in relation to the SPA (the "Released Claims") and hereby covenant and agree not to sue or bring any action against any Releasee based on or arising from any Released Claims. Notwithstanding anything to the contrary contained elsewhere in this Article B,
Section 3(a), (i) the persons identified on Exhibit F attached hereto and made a
                                            ---------
part hereof shall not be deemed "Releasees" pursuant to this Agreement and (ii) the persons identified on Exhibit G attached hereto and made a part hereof shall
                          ---------
not be deemed "Releasees" pursuant to this Agreement for any acts or omissions of such Releasees occurring at or prior to the closing under the SPA.

               b. NAHC, NCR and Select agree that the following representations and covenants of NAHC and/or NCR in the SPA are hereby terminated with the effect that neither Select nor any of the Purchaser Indemnified Parties shall have any claim against NAHC or NCR under the SPA for breach of such representations or covenants: Sections 2.01, 2.02, 2.04, 2.05, 2.06, 2.08, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16(a), 2.16(b), 2.17, 2.18,
2.19, 2.22, 2.23, 2.24, 2.29, 2.33, 2.34, 8.01, 8.09, 8.10(d), 8.10(e),
8.14,8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.23, 8.24, 8.26 and 8.28.
Notwithstanding the foregoing, this subsection (b), insofar as it relates to Sections 8.10(d), 8.10(e) and 8.26, shall be void ab initio if either of NAHC or
                                                  -- ------
NCR fail to comply with their obligations under Article B, Sections 1 hereof.

               c. As of the date hereof, Select is not aware of any Damages sustained or incurred by any Purchaser Indemnified Party based upon a breach by NAHC or NCR of Section 2.20 of the SPA. Select agrees that it will not sue or bring any action against NAHC or NCR for any breach of Section 2.20 of the SPA unless any person or entity makes any allegation inconsistent with the representations set forth in Section 2.20 of the SPA, that is substantially harmful, or potentially substantially harmful, to Select in Select's reasonable judgment.

          4.   Release from LDN. As a condition for Select to enter into this
               ----------------
Agreement, concurrently with the execution of this Agreement, LDN shall enter into a release in substantially the form attached hereto as Exhibit H.
                                                            ---------

          5.   Amendment to the SPA.
               --------------------

               a.   Section 9.01(h) of the SPA is hereby deleted.

               b.   Section 9.01(m) of the SPA is hereby deleted.

               c. Section 9.02(h) of the SPA is amended by replacing the words "twenty-five percent (25%)" with the words "one hundred percent (100%)".

               d. Section 9.02 of the SPA is hereby amended by adding before the period at the end of the first sentence thereof, the following:

               ", and (j) any liabilities arising from any claim included on
Exhibit 9.02(j)."
---------------

               e. Section 9.04 of the SPA is hereby amended and restated in its entirety to read as follows:

               "9.04 Limits on the Liability of the Parent and Seller. Subject
                     ------------------------------------------------
to the terms of Section 9.07 hereof, the aggregate liability of the Parent and the Seller for Damages for breaches of the representations contained in Sections 2.16(c) through (h), 2.25, 2.26, 2.27, 2.28, 2.30 and 2.31 herein and for
Damages sustained by Purchaser and/or the Group Members relating to the Ohio "Wedge" Audit referred to in Schedule 2.15 hereto (including any amount paid by
                             -------------
Parent to Purchaser pursuant to Article B, Section 1(c) of the Settlement Agreement dated as of July 3, 2000 by and among Parent, Seller, Purchaser and NovaCare Holdings, Inc.) shall be limited to an aggregate amount equal to Two Million Dollars ($2,000,000)."

               f.    Section 9.05(a) of the SPA is hereby deleted.

               g. Section 9.05(b) of the SPA is amended by replacing the words "2.07, 2.21, 2.24, 8.15 and 8.20" with the words "2.07 and 2.21".

               h.    Section 9.08 of the SPA is hereby deleted.

               i.    Section 9.10 of the SPA is hereby deleted.

               j.    The SPA is hereby amended to add Section 9.11, as follows:

               "9.11 Medicare Indemnification. Either Parent and Seller, on the
                     ------------------------
one hand, or Purchaser, on the other hand, shall have the right to assume and conduct the appeal of any claim made by a governmental authority relating to any Medicare Representation (including claims for recoupment or overpayment under Medicare reimbursement law or regulation but excluding the Ohio "Wedge" Audit referred to in Schedule 2.15 hereto). For so long as both Parent and Seller, on
               -------------
the one hand, and Purchaser, on the other hand, decide to proceed with such an appeal, Parent and Seller, jointly and severally, shall be liable for 90% of all costs and expenses arising from such appeal and Purchaser shall be liable for 10% of all costs and expenses arising from such appeal; and any benefit to the parties received from such appeal shall be split 90% in favor of Parent and Seller, jointly, and 10% in favor of Purchaser. Either Parent and Seller, on the one hand, or Purchaser, on the other hand, may discontinue their part in the appeal process at any time. If either Parent and Seller, on the one hand, or Purchaser, on the other hand, decide to withdraw from the appeal, or chooses not to participate in such appeal, then the party that chooses to continue the appeal process shall be liable for all of the costs and expenses arising from such appeal from the point of time of such withdrawal forward and shall receive all of the benefits obtained from the outcome of such appeal."

               k. The SPA is hereby amended to add Exhibit 9.02(j) as set forth in Exhibit I hereto.

          6.   Legal Fees. If any party initiates any action or proceeding to
               ----------
enforce or interpret any provision hereof, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs and expenses of such suit, including without limitation reasonable attorneys' fees and the reasonable costs of investigation and discovery.

          7.   Non-Admission of Liability. This Agreement shall not in any way
               --------------------------
be construed as an admission by any party hereto that such party has acted wrongfully or unlawfully. Select specifically disclaims any liability to or wrongful acts against NAHC, NCR, LDN or any other person, on the part of Select and Select's employees and agents. The parties hereto agree that this Agreement (in whole or in part) shall not be admissible in any court or other forum for any purpose other than the enforcement of its terms.

          8.   Confidentiality. Each of NAHC, NCR and Select represents and
               ---------------
agrees that it shall keep the terms and amount of this Agreement completely confidential, and that it shall not hereafter disclose any of the terms of the Agreement to any person except its attorneys and accountants, who shall be informed of and shall be bound by this confidentiality clause and except as required to be disclosed by law, order or regulation of a court, tribunal or governmental authority. NAHC, NCR and Select may disclose this Agreement to federal and local tax authorities, or pursuant to subpoena.

          9.   Consultation with Counsel. Select, NAHC and NCR represent and
               -------------------------
agree that they fully understand their rights to discuss all aspects of this Agreement with their private attorneys, that they have availed themselves of this right, that they have carefully read and fully understand all of the terms of this Agreement, and that they are voluntarily, and with proper and full authority, entering into this Agreement. Each of NAHC and NCR represents that it has had a reasonable period of time to consider this Agreement, and that it has considered it carefully before executing it.

          10.  Other Obligation. The parties acknowledge that the foregoing
               ----------------
agreement does not represent a settlement of any other obligations arising under the SPA.

          11.  Notices. All notices and other communications provided for herein
               -------
and all legal process in regard hereto shall be in writing and shall be sent by registered mail or certified mail (postage prepaid), by Federal Express or other recognized next-day courier service, by personal delivery, or by facsimile transmission, addressed:

               (a)  if to NAHC, NH or NCR, to:

                    NAHC, Inc.
                    1018 West Ninth Avenue
                    King of Prussia, Pennsylvania 19406
                    Attention: Chief Executive Officer
                    Telecopy:  (610) 992-3396

               (b)  if to Select, to:

                    Select Medical Corp.
                    4718 Old Gettysburg Road
                    Mechanicsburg, PA 17055
                    Attention: General Counsel
                    Telecopy:  (717) 975-9981
                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA 19103
                    Attention: Carmen J. Romano, Esquire
                    Telecopy:  (215) 994-2222

or to such other address or facsimile number as any party may, from time to time, designate in a written notice given in a like manner. Each such notice or other communication shall be treated as effective or having been given three (3) business days after it is deposited in the mail if it is sent by registered or certified mail, the next business day if it is sent by Federal Express or other recognized next-day courier service, on the same business day if it is given by personal delivery, and upon receipt of confirmation of transmission if it is sent by facsimile transmission; provided, however, that in the case of facsimile
                                --------  -------
transmission, the sender shall also send a copy of the notice, request or other communication to the recipient by another means permitted hereunder as well.

          12.  Miscellaneous.
               -------------

               a. Each party represents and warrants to the others that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms.

               b. This Agreement together with the SPA, as amended by this Agreement, sets forth the entire agreement between NAHC, NCR and Select, and supersedes any and all prior agreements or understandings between NAHC, NCR and Select pertaining to the subject matter hereof, including, without limitation, the letter agreement dated March 27, 2000 by and among NAHC, NCR and Select. Except as amended by this Agreement, the SPA remains in full force and effect.

               c.   The provisions of this Agreement are severable, and if any part is found to be unenforceable, all other paragraphs shall remain fully valid and enforceable. A finding that any portion of this Agreement is unenforceable shall not affect the validity of NAHC's and NCR's releases of Select in Section 3(a) hereto nor the validity of the termination of the representations set forth in Section 3(b) hereto. This Agreement shall survive the termination of any arrangements contained herein.

               d. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

               e. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                     [Signatures Appear On Following Page]

          IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement the day and year first above written.


                              SELECT MEDICAL CORPORATION


                              By: /s/ Michael E. Tarvin
                                 ----------------------------------
                                Name:  Michael E. Tarvin
                                Title: Senior Vice President


                              NAHC, INC.


                              By: /s/ David R. Burt
                                 ----------------------------------
                                Name:  David R. Burt
                                Title: CEO


                              NC RESOURCES, INC.


                              By: /s/ Robert C. Campbell
                                 ----------------------------------
                                Name:  Robert C. Campbell
                                Title: Vice President


                              NOVACARE HOLDINGS, INC.


                              By: /s/ David R. Burt
                                 ----------------------------------
                                Name:  David R. Burt
                                Title: CEO